As filed with the Securities and Exchange Commission on August 26, 2026 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEMTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-2119684
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

200 Flynn Road
Camarillo, California 93012-8790
(Address, including zip code, of Principal Executive Offices)

Semtech Corporation
2017 Long-Term Equity Incentive Plan
(Full title of the plan)

Hong Q. Hou
President and Chief Executive Officer
Semtech Corporation
200 Flynn Road
Camarillo, California 93012-8790
(805) 498-2111
(Name, address and telephone number, including area code, of agent for service)

COPY TO:
Jeffrey Walbridge, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement is filed by Semtech Corporation (the “Company” or “Registrant”) to register additional securities issuable pursuant to the Semtech Corporation 2017 Long-Term Equity Incentive Plan, as amended and restated, and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)    The Company’s Registration Statements on Form S-8, filed with the Commission on     November 29, 2017 (Commission File No. 333-221810), December 6, 2023 (Commission File No. 333-275920), June 28, 2024 (Commission File No. 333-280589), and June 30, 2025 (Commission File No. 333-288426);
(b)     The Company’s Annual Report on Form 10-K for its fiscal year ended January 25, 2026, filed with the Commission on March 23, 2026 (Commission File No. 001-06395);
(c)     The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 21, 2026, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended January 25, 2026 (each, Commission File No. 001-06395);
(d)     The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended April 26, 2026 and July 26, 2026, filed with the Commission on May 27, 2026 and August 26, 2026, respectively (each, Commission File No. 001-06395);
(e)     The Company’s Current Reports on Form 8-K filed with the Commission on June 8, 2026, July 6, 2026, and August 13, 2026 (each, Commission File No. 001-06395 and in each case only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not as to information “furnished” thereunder); and
(f)     The description of the Company’s common stock, par value $0.01 per share (the “Common Stock”), contained in its Registration Statement on Form 8-A, filed with the Commission on July 16, 1998 (Commission File No. 000-14663), as modified by the description of the Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended January 26, 2020, filed with the Commission on March 20, 2020 (each, Commission File No. 001-06395), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel

Not applicable.

Item 8.     Exhibits

See the attached Exhibit Index at page 5, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4
Semtech Corporation 2017 Long-Term Equity Incentive Plan, as amended and restated (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the Commission on June 8, 2026 (Commission File No. 001-06395) and incorporated herein by this reference).

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on August 26, 2026.

SEMTECH CORPORATION

By: /s/ Hong Q. Hou
Hong Q. Hou
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Hong Q. Hou and Mark Lin, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hong Q. Hou Hong Q. Hou	President, Chief Executive Officer and Director (Principal Executive Officer)	August 26, 2026
/s/ Mark Lin Mark Lin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 26, 2026
/s/ Martin S.J. Burvill Martin S.J. Burvill	Director	August 26, 2026
/s/ Rodolpho C. Cardenuto Rodolpho C. Cardenuto	Director	August 26, 2026

/s/ Gregory M. Fischer Gregory M. Fischer	Director	August 26, 2026
/s/ Saar Gillai Saar Gillai	Director	August 26, 2026

Signature	Title	Date
/s/ Ye Jane Li Ye Jane Li	Director	August 26, 2026
/s/ Paula LuPriore Paula LuPriore	Director	August 26, 2026
/s/ Julie G. Ruehl Julie G. Ruehl	Director	August 26, 2026
/s/ Paul V. Walsh, Jr. Paul V. Walsh, Jr.	Director	August 26, 2026
8